UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2007

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
H. Eric Bolton, Jr. joined our Board of Directors as a Class I director on May 3, 2007, following his appointment by the Board. Mr. Bolton will serve a one year term until the 2008 Annual Meeting of Stockholders of the Company when he will be eligible to stand for election by the shareholders. Mr. Bolton is the Chairman of the Board of Directors, President and Chief Executive Officer of Mid-America Apartment Communities, Inc., a publicly traded real estate investment trust. Mr. Bolton joined Mid-America in 1994 and was named their President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer of Mid-America in October 2001 and became their Chairman of the Board in September 2002. Prior to joining Mid-America, Mr. Bolton was with Trammell Crow Company, a large diversified real estate management company, as Executive Vice President and Chief Financial Officer of Trammell Crow Asset Management. Prior to Trammell, Mr. Bolton held Chief Financial Officer positions with First Gibralter Savings and Loan.

Our Board of Directors has determined that Mr. Bolton is independent and will consider appointing Mr. Bolton to the Audit Committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

May 9, 2007	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP & General Counsel